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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 14, 1997

                           Transworld HealthCare, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)



         1-11570                                     13-3098275
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(Commission File Number)                 (I.R.S. Employer Identification No.)


           555 Madison Avenue, New York, New York                10022
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          (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064


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         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

         Transworld HealthCare, Inc. ("Transworld") announced on August 14, 1997 that it has entered into an agreement in principle with Counsel Corporation relating to the sale of all of the businesses and operations of Health Management, Inc. ("HMI"). The agreement calls for the purchase of the assets of HMI by Counsel Corporation for approximately $40 million. The closing of the transaction is subject to the execution of a mutually acceptable acquisition agreement providing for, among other things, the purchase of HMI by Transworld, or alternatively, Counsel Corporation entering into an agreement directly with HMI. The transaction is also subject to customary conditions, including completion of due diligence by Counsel Corporation, state and regulatory approvals, and approval of Transworld's senior lenders.

         During the third quarter of fiscal 1997, Transworld anticipates taking a pre-tax, non-cash charge of approximately $20 million. The sale of HMI is anticipated to generate cash proceeds to Transworld at closing in excess of $25 million.




         Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Transworld HealthCare, Inc.
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                                                      (Registrant)


Date:  August 18, 1997                       By: /s/ Wayne A. Palladino
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                                                     Wayne A. Palladino
                                                  Senior Vice President and
                                                    Chief Financial Officer


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